Exhibit 4.5

THIRD AMENDMENT

TO

WESTERN DIGITAL CORPORATION 401(K) PLAN

The Western Digital Corporation 401(k) Plan, originally effective as of October 1, 1984, as presently maintained under an amendment and restatement made effective as of January 1, 2016, is hereby amended effective as of January 1, 2018, in the following respects:

FIRST CHANGE

Section 14.4b.iii of the Adoption Agreement is amended to provide for In-Plan Roth Rollover Contributions as follows:

iii.	☒	In-Plan Roth Rollover Contributions.

	A.	A Participant may elect to make an In-Plan Roth Rollover Contribution of any amount held in his Account (other than amounts attributable to designated Roth contributions) that is (select all that apply):

		1.	☐	Eligible for non-hardship withdrawal in accordance with the provisions of Section 26.

			a.	☐	The limitations on withdrawals specified in Section 26 (e.g., limit on number of withdrawals) do not apply to a withdrawal made for purposes of In-Plan Roth Rollover Contributions.

		2.	☒	Eligible for non-hardship withdrawal as provided below. The following withdrawal provisions apply solely for purposes of making In-Plan Roth Rollover Contributions.

			a.	☒	Withdrawal is permitted at any time from the following:

				i.	☒	After-Tax Contributions

				ii.	☒	Rollover Contributions

				iii.	☐	After-Tax Rollover Contributions

				iv.	☐	QVECs

			b.	☒	Withdrawal is permitted upon reaching the specified age from the following:

				i.	☐	After-Tax Contributions at age

				ii.	☐	Rollover Contributions at age

				iii.	☐	After-Tax Rollover Contributions at age

				iv.	☒	Pre-Tax 401(k) Contributions at age 59 1/2 (≥ 59 1⁄2)

				v.	☐	Safe Harbor Contributions at age (≥ 59 1⁄2)

				vi.	☐	Prior Safe Harbor Contributions at age (≥ 59 1⁄2)

				vii.	☐	Nonelective Contributions at age

				viii.	☐	Matching Contributions at age

				ix.	☐	Prior Nonelective Contributions at age

				x.	☐	Prior Matching Contributions at age

				xi.	☐	Prior Money Purchase Pension Plan Contributions at age (≥ 62)

		3.	☐	Distributable to the Participant following severance from employment.

			a.	☐	A Participant who receives actual distribution from the Plan following severance may make a Participant rollover of the distributed amounts within 60 days of the distribution and it will be treated as an In-Plan Roth Rollover Contribution.

B.	☐	Surviving Spouses and current or former Spouses who are alternate payees under a QDRO may make In-Plan Roth Rollover Contributions upon the same terms as Participants.

Section 24.1a of the Adoption Agreement is updated to reflect that In-Plan Roth Rollover Contributions are excluded from loan calculation and Redemption by reference to the loan policy as follows:

24.1	AVAILABILITY

a.	☒	The Plan permits Participant loans. Loans are permitted with the following restrictions, as applicable: (select all that apply)

	i.	☐	No restrictions on Sub-Accounts available for loans

	ii.	☒	Loans are not available from following portions of Participant’s Account:

Note: If the Plan includes QVECs, loans may not be made from QVEC Sub-Accounts and such Sub-Accounts are not included in determining the maximum amount of a loan.

		A.	☒	Roth 401(k) Contributions Sub-Account.

			1.	☐	The balance of the Roth 401(k) Contributions Sub-Account is also excluded in determining maximum permissible loan amount

		B.	☒	Other specified Sub-Accounts: Designated Roth Rollover Contributions, In-Plan Roth Rollover Contributions and QNECs

			1.	☐	The balance of the other Sub-Accounts is also excluded in determining maximum permissible loan amount

	iii.	☐	Loans are not permitted to individuals with Rollover Contributions under the Plan, but who have not met the requirements to become an Eligible Employee.

A new Addendum E, in the form attached to this amendment, is added at the end of the Adoption Agreement to implement in-plan Roth conversions in compliance with Code Section 402A(c)(4)(E), as added by the American Taxpayer Relief Act of 2012 (“ATRA”) and interpreted by applicable guidance.

FINAL CHANGE

Section 25 of the Adoption Agreement is amended to limit the number of hardship withdrawals to 2 per calendar year as follows:

SECTION 25. HARDSHIP WITHDRAWALS

25.5	OPTIONAL LIMITATIONS ON HARDSHIP WITHDRAWALS.

a.	☒	Minimum Hardship Withdrawal Amount. The minimum hardship withdrawal amount is: $500

	i.	☐ If less, Participant may withdraw 100% of his withdrawable interest

b.	☐	Suspension of Further Hardship Withdrawals. The suspension period will last months

c.	☒	Limit Number of Hardship Withdrawals. The number of hardship withdrawals a Participant may receive during the calendar year is limited to: 2

EXECUTED AT Irvine, CA, this 22nd day of November, 2017.

Western Digital Corporation

By:	/s/ Jacqueline DeMaria
Title:	EVP, Chief Human Resources Officer

ADDENDUM E

ATRA IN-PLAN ROTH CONVERSIONS

INTERIM COMPLIANCE AMENDMENT

E.1	IN-PLAN ROTH ROLLOVERS OF OTHERWISE NON-DISTRIBUTABLE AMOUNTS

a.	The provisions of this Addendum provide for In-Plan Roth Rollover Contributions with respect to amounts that are not otherwise distributable, as permitted under Code Section 402A(c)(4)(E), as added by the American Taxpayer Relief Act of 2012 (“ATRA”) and interpreted by IRS Notice 2010-84 and IRS Notice 2013-74. This Addendum is intended to comply in good faith with the provisions of Code Section 402A(c)(4) and the applicable guidance.

Note: In-Plan Roth Rollover Contributions with respect to amounts that are otherwise distributable under the terms of the Plan are governed by the provisions of the Adoption Agreement other than this Addendum.

	i.	☒	Subject to any elections in A., B., C., E., F., or G. below, a Participants may elect, in accordance with rules prescribed by the Administrator, to make an In-Plan Roth Rollover Contribution of vested amounts held in his Account that are not otherwise distributable in accordance with the terms of the Plan (“non-distributable amounts”). Any such election shall be irrevocable. In-Plan Roth Rollover Contributions of non-distributable amounts shall be subject to the provisions of this Addendum.

		A.	In-Plan Roth Rollover Contributions may be made of:

			1.	☐	all non-distributable amounts

			2.	☒	only the non-distributable amounts specified below

					a.	☒	After-Tax Contributions

					b.	☒	Rollover Contributions

					c.	☐	After-Tax Rollover Contributions

					d.	☒	Pre-Tax 401(k) Contributions

					e.	☐	Regular Matching Contributions

					f.	☐	Additional Discretionary Matching Contributions

					g.	☐	True-Up Matching Contributions

		h.	☐	Prior Matching Contributions

		i.	☐	Standard Nonelective Contributions

		j.	☐	Additional Discretionary Nonelective Contributions

		k.	☐	Prior Nonelective Contributions

		l.	☐	Safe Harbor Contributions

		m.	☐	Prior Safe Harbor Contributions

		n.	☐	Prior Money Purchase Pension Plan Contributions

		o.	☐	Prevailing Wage Law Contributions

		p.	☐	QNECs

		q.	☐	QMACs

		r.	☐	QVECs

		s.	☐	the following contribution sources:

B.	☒	Regardless of the election in A above, contributions being used as collateral for an outstanding loan balance may not be rolled over pursuant to the provisions of this Addendum

C.	☒	In-Plan Roth Rollover Contributions of non-distributable amounts may only be made from Sub-Accounts that are 100% vested

D.	☐	Surviving Spouses and current or former Spouses who are alternate payees under a QDRO may make In-Plan Roth Rollover Contributions of non-distributable amounts upon the same terms as Participants.

E.	☐	A Participant may not make an In-Plan Roth Rollover Contribution of less than: $

	1.	☐	A Participant’s simultaneous In-Plan Roth Rollover Contribution of otherwise distributable amounts is included in determining whether the above minimum is met.

F.	☐	A Participant’s In-Plan Roth Rollover Contribution may not exceed: $ per rollover.

	1.	☐	A Participant’s simultaneous In-Plan Roth Rollover Contribution of otherwise distributable amounts is included in applying the above limitation.

G.	☐	The Plan limits the number of In-Plan Roth Rollover Contributions a Participant may make during a specified period.

	1.	☐	Maximum number of In-Plan Roth Rollover Contributions:

	2.	☐	Period over which the maximum is applied:

		a.	☐	each calendar month

		b.	☐	each Plan Year

		c.	☐	each calendar year

		d.	☐	each Plan Year quarter

		e.	☐	each calendar quarter

		f.	☐	Other period:

	3.	☐	A Participant’s In-Plan Roth Rollover Contributions of otherwise distributable amounts are included in applying the above limitation.

		a.	☐	Simultaneous rollovers of both distributable and non-distributable amounts are treated as a single In-Plan Roth Rollover Contribution for purposes of the above limitation.

H.	In-Plan Roth Rollover Contributions attributable to non-distributable amounts shall be loanable and lienable to the same extent as In-Plan Roth Rollover Contributions attributable to otherwise distributable amounts.

I.	In-Plan Roth Rollover Contributions attributable to non-distributable amounts continue to be subject to the same distribution restrictions that applied prior to conversion. For example, Roth In-Plan Rollover Contributions attributable to Pre-Tax 401(k) Contributions continue to be subject to the distribution restrictions applicable to Pre-Tax 401(k) Contributions under Code Section 401(k)(2)(B) and the Plan.

J.	An in-Plan Roth rollover will not eliminate any Code Section 411(d)(6) protected distribution rights attributable to the amount being rolled over.

E.1	AMENDMENT TO SBJPA IN-PLAN ROTH ROLLOVERS OF DISTRIBUTABLE AMOUNTS

a.	A new Section 14.4b.iii.C is added at the end of Section 14.4b.iii of the Adoption Agreement to provide as follows:

	C.	In-Plan Roth Rollover Contributions of withdrawable amounts may only be made from Sub-Accounts that are 100% vested. (This option has only been pre-approved for withdrawable amounts provided (i) this withdrawal limitation is selected and (ii) the withdrawal limitations are retained. This option may be selected under other conditions as a modification to the pre-approved document.)